UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) May 19, 2003


                 COMPETITIVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Delaware                 1-8696                   36-2664428
(State or other          (Commission File         (IRS Employer
jurisdiction             Number)                  Identification No.
of incorporation)




1960 Bronson Road, Fairfield, Connecticut         06824
(Address of principal executive offices)         (Zip Code)



Registrant's  telephone number, including area code   (203)  255-6044



Item  2  and  Item 5.  Acquisition or Disposition of  Assets  and
Other Events and Regulation FD Disclosure.

     Effective May 19, 2003, Competitive Technologies, Inc. (CTT) sold to LawFinance Group, Inc. a portion of its potential $6,000,000 patent infringement judgment against American Cyanamid Company in the MaternaTM lawsuit. CTT received $600,000 cash in exchange for the first $1,290,000 (plus court awarded interest from May 19, 2003) of CTT's share of the potential award. CTT has no financial obligation to LawFinance. If CTT's share of the potential award is less than the amount sold to LawFinance, the entire amount would be paid to LawFinance and LawFinance would be paid in full. CTT granted LawFinance a security interest in CTT's share of the potential award. CTT retains the remaining anticipated approximately $4,710,000 proceeds from this potential award in addition to the $600,000 already received.

     CTT will include this $600,000 in revenue in its fourth quarter of fiscal 2003.


Item 7.  Financial Statements and Exhibits.

  (c)  Exhibits.                                           Page

       10.1 Agreement closed on May 19, 2003 (made
            April 30, 2003) between registrant and
            LawFinance Group, Inc.                         3-20

       99.1 Registrant's press release dated May 21,
            2003                                             21



                           Signatures


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                   Registrant


Date:    May  28,  2003            /s/   Frank R. McPike, Jr.
                                    By:  Frank R. McPike, Jr.
                                         Executive Vice President,
                                         Chief Financial Officer and
                                         Authorized Signer